                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        BAY APARTMENT COMMUNITIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                        BAY APARTMENT COMMUNITIES, INC.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LETTERHEAD OF BAY APARTMENT COMMUNITIES APPEARS HERE]


                  BAY APARTMENT COMMUNITIES/AVALON PROPERTIES
                                MERGER MEETING
                                 JUNE 4, 1998


Dear Fellow Stockholder:

     By now you should have received your proxy materials for the Annual Meeting of Stockholders of Bay Apartment Communities scheduled to be held on June 4, 1998. As you know, the meeting has been called to approve the merger agreement with Avalon Properties which requires an affirmative vote of 2/3's of our stockholders. Your vote is important - a failure to vote is equivalent to a vote "against" the merger - so we urge you to promptly return your proxy.


                             CONSIDER THE BENEFITS

     We are extremely excited about the future prospects of your company following the merger. Through the creation of one of the largest luxury apartment companies in the nation, certain of the benefits to stockholders will include:

 .  Improved Long-Term Earnings Growth

     We fully expect that the merger will result in improved long-term earnings growth and enable Bay to achieve many of its long-range goals much quicker and with less risk in light of the resulting improved business and financial conditions.

 .  Greater Financial Strength and Flexibility

     Bay will enjoy greater size and resources, as well as enhanced financial flexibility to enable it to pursue a more aggressive and flexible business plan. A strengthened credit profile will also enable your company to borrow on more attractive terms.

 .  Geographic Diversification

     The merger will enable Bay to acquire a portfolio of luxury apartment communities in select high barrier-to-entry markets which, among other things, will further mitigate any adverse effects of changes in general and local economic conditions.

 . Strengthened Management Team

     Your much larger company will benefit substantially from the enhanced level of management depth and experience, and commitment to taking advantage of value enhancing activities and building stockholder value.

 . Greater Total Market Capitalization and Liquidity

     Stockholders will benefit from enhanced liquidity as a result of Bay's increased total market capitalization, resulting in a more attractive investment vehicle.

 . Substantially Increased Dividends

     Stockholders of Bay will benefit from a 21% increase in their quarterly dividend. Your company expects to pay quarterly distributions at an annualized rate of $2.04 per share, an increase of $.36 per share over the current annualized distribution rate.

                            YOUR VOTE IS IMPORTANT

     In order to achieve the many benefits of the proposed merger we need your support. Because the vote requirement is 2/3's of our outstanding shares, your vote is very important. Please act today by signing, dating and mailing your proxy.

     We look forward to discussing the many benefits of the merger with you. In the meantime, should you have any questions, please feel free to call Jeff Van Horn at (408) 260-3712, or I may be reached at (408) 260-3715.

     On behalf of your Board of Directors, thank you for your continued support.

                                                Sincerely,

                                                /s/ Gilbert M. Meyer

                                                Gilbert M. Meyer
                                                Chairman of the Board